EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

         The undersigned, Elaine K. Roberts, President and Chief Financial Officer of Fahnestock Viner Holdings Inc.
(the "Company"), hereby certifies that to her knowledge the Annual Report on Form 10-K for the period ended
December 31, 2002 of the Company filed with the Securities and Exchange Commission on the date hereof
(the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934
and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

         Signed at the City of Toronto, Ontario, Canada, this 17th day of March, 2003.

                                                       "E.K. Roberts"
                                                       Elaine K. Roberts
          President and Chief Financial Officer